STATE OF NEVADA
ROSS MILLER Secretary of State		SCOTT W. ANDERSON Deputy Secretary for Commercial Recordings
OFFICE OF THE SECRETARY OF STATE

Certified Copy

April 17, 2014

Job Number:    C20140417-1869

Reference Number: Expedite:
Through Date:

The undersigned filing officer hereby certifies that the attached copies are true and exact copies of all requested statements and related subsequent documentation filed with the Secretary of State’s Office, Commercial Recordings Division listed on the attached report.

Document Number(s)	Description	Number of Pages

20140282266-73	Articles of Incorporation	5 Pages/1 Copies

Respectfully

/s/ ROSS MILLER
ROSS MILLER
Secretary of State

Certified By: Stephen Loff
Certificate Number: C20140417-1869
You may verify this certificate
online at http://www.nvsos.gov/

Commercial Recording Division
202 N. Carson Street
Carson City, Nevada 89701-4069
Telephone (775) 684-5708
Fax (775) 684-7138

ROSS MILLER
Secretary of State
204 North Carson Street, Suite 4
Carson City, Nevada 89701-4520
(775) 684-5708
Website: www.nvsos.gov

040104

Filed in the office of	Document Number 20140282266-73
Ross Miller Secretary of State State of Nevada	Filing Date and Time 04/17/2014 11:48 AM
	Entity Number E0206102014-0

Articles of Incorporation
(PURSUANT TO NRS CHAPTER 78)

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

1. Name of Corporation:	Drone Aviation Holding Corp.
2. Registered Agent for Service of Process: (check only one box)	[X] Commercial Registered Agent: National Registered Agents, Inc. of NV (Name) [ ] Noncommercial Registered Agent (name and address below) **OR** [ ] Office or Position with Entity (name and address below) Name of Noncommercial Registered Agent OR Name of Title of Office or Other Position with Entity: Street Address: City: Nevada Zip Code: Mailing Address (if different from street address): City: Nevada Zip Code:
3. Authorized Stock: (number of shares corporation is authorized to issue)	Number of shares *with par value:* 400,000,000 Par value per share: $ $.0001 Number of shares *without par value:*
4. Names and Addresses of the Board of Directors/Trustees: (each Director/Trustee must be a natural person at least 18 years of age; attach additional page if more than two directors/trustees)	1) Kendall Carpenter (Name) 9521-B Riverside Parkway, #134 (Street Address) Tulsa (City) OK (State) 74137 (Zip Code) 2) (Name) (Street Address) (City) (State) (Zip Code)
5. Purpose: (optional; required only if Benefit Corporation status selected)	*The purpose of the corporation shall be:*
6. Benefit Corporation: (see instructions)	[ ] Yes
7. Name, Address and Signature of Incorporator: (attach additional page if more than one incorporator)	I declare, to the best of my knowledge under penalty of perjury, that the information contained herein is correct and acknowledge that pursuant to NRS 239.330, it is a category C felony to knowingly offer any false or forged instrument for filing in the Office of the Secretary of State. Timothy O'Brien, c/o SRFF LLP (Name) X [signature] (Incorporator Signature) 61 Broadway, 32nd Floor (Address) New York (City) NY (State) 10006 (Zip Code)
8. Certificate of Acceptance of Appointment of Registered Agent:	*I hereby accept appointment as Registered Agent for the above named Entity.* X [signature] Authorized Signature of Registered Agent or On Behalf of Registered Agent Entity 4/17/2014 Date

This form must be accompanied by appropriate fees.

Nevada Secretary of State NRS 78 Articles
Revised: 11-13-13

NV001N - 04/07/2014 Wolters Kluwer Online

ARTICLES OF INCORPORATION

OF

DRONE AVIATION HOLDING CORP.

A Nevada Corporation

ARTICLE I

NAME

The name of the corporation is Drone Aviation Holding Corp. (the "Corporation").

ARTICLE II

RESIDENT AGENT AND REGISTERED OFFICE

The name of the Corporation's resident agent for service of process is National Registered Agents, Inc. of NV, located at 311 S. Division Street, Carson City, NV 89703.

ARTICLE III

CAPITAL STOCK

3.01 Authorized Capital Stock The total number of shares of stock this Corporation is authorized to issue shall be four hundred million (400,000,000) shares, par value $.0001 per share. This stock shall be divided into two classes to be designated as "Common Stock" and "Blank Check Preferred Stock" ("Preferred Stock").

3.02 Common Stock The total number of authorized shares of Common Stock shall be three hundred million (300,000,000).

3.03 Blank Check Preferred Stock The total number of authorized shares of Preferred Stock shall be one hundred million (100,000,000) shares. The board of directors shall have the authority to authorize the issuance of the Preferred Stock from time to time in one or more classes or series, and to state in the resolution or resolutions from time to time adopted providing for the issuance thereof the following:

(a) Whether or not the class or series shall have voting rights, full or limited, the nature and qualifications, limitations and restrictions on those rights, or whether the class or series will be without voting rights;

(b) The number of shares to constitute the class or series and the designation thereof;

(c) The preferences and relative, participating, optional or other special rights, if any, and the qualifications, limitations, or restrictions thereof, if any, with respect to any class or series;

(d) Whether or not the shares of any class or series shall be redeemable and if redeemable, the redemption price or prices, and the time or times at which, and the terms and conditions upon which, such shares shall be redeemable and the manner of redemption;

(e) Whether or not the shares of a class or series shall be subject to the operation of retirement or sinking funds to be applied to the purchase or redemption of such shares for retirement, and if such retirement or sinking funds be established, the amount and the terms and provisions thereof;

(f) The dividend rate, whether dividends are payable in cash, stock of the Corporation, or other property, the conditions upon which and the times when such dividends are payable, the preference to or the relation to the payment of dividends payable on any other class or classes or series of stock, whether or not such dividend shall be cumulative or noncumulative, and if cumulative, the date or dates from which such dividends shall accumulate;

(g) The preferences, if any, and the amounts thereof which the holders of any class or series thereof are entitled to receive upon the voluntary or involuntary dissolution of, or upon any distribution of assets of, the Corporation;

(h) Whether or not the shares of any class or series are convertible into, or exchangeable for, the shares of any other class or classes or of any other series of the same or any other class or classes of stock of the Corporation and the conversion price or prices or ratio or ratios or the rate or rates at which such exchange may be made, with such adjustments, if any, as shall be stated and expressed or provided for in such resolution or resolutions; and

(i) Such other rights and provisions with respect to any class or series as may to the board of directors seem advisable.

The shares of each class or series of the Preferred Stock may vary from the shares of any other class or series thereof in any respect. The Board of Directors may increase the number of shares of the Preferred Stock designated for any existing class or series by a resolution adding to such class or series authorized and unissued shares of the Preferred Stock not designated for any existing class or series of the Preferred Stock and the shares so subtracted shall become authorized, unissued and undesignated shares of the Preferred Stock.

ARTICLE IV

DIRECTORS

The number of directors comprising the board of directors shall be fixed and may be increased or decreased from time to time in the manner provided in the bylaws of the Corporation, except that at no time shall there be less than one director.

ARTICLE V

PURPOSE

The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under Nevada Revised Statutes ("NRS").

ARTICLE VI

DIRECTORS' AND OFFICERS' LIABILITY

The individual liability of the directors and officers of the Corporation is hereby eliminated to the fullest extent permitted by the NRS, as the same may be amended and supplemented. Any repeal or modification of this Article by the stockholders of the Corporation shall be prospective only, and shall not adversely affect any limitation on the personal liability of a director or officer of the Corporation for acts or omissions prior to such repeal or modification.

ARTICLE VII

INDEMNITY

Every person who was or is a party to, or is threatened to be made a party to, or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he, or a person of whom he is the legal representative, is or was a director or officer of the Corporation, or is or was serving at the request of the Corporation as a director or officer of another corporation, or as its representative in a partnership, joint venture, trust or other enterprise, shall be indemnified and held harmless to the fullest extent legally permissible under the laws of the State of Nevada from time to time against all expenses, liability and loss (including attorneys' fees, judgments, fines and amounts paid or to be paid in settlement) reasonably incurred or suffered by him in connection therewith. Such right of indemnification shall be a contract right which may be enforced in any manner desired by such person. The expenses of officers and directors incurred in defending a civil or criminal action, suit or proceeding must be paid by the Corporation as they are incurred and in advance of the final disposition of the action, suit or proceeding, upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that he is not entitled to be indemnified by the Corporation. Such right of indemnification shall not be exclusive of any other right which such directors, officers or representatives may have or hereafter acquire, and, without limiting the generality of such statement, they shall be entitled to their respective rights of indemnification under any bylaw, agreement, vote of stockholders, provision of law, or otherwise, as well as their rights under this Article.

Without limiting the application of the foregoing, the board of directors may adopt bylaws from time to time with respect to indemnification, to provide at all times the fullest indemnification permitted by the laws of the State of Nevada, and may cause the Corporation to purchase and maintain insurance on behalf of any person who is or was a director or officer of the Corporation, or is or was serving at the request of the Corporation as director or officer of another corporation, or as its representative in a partnership, joint venture, trust or other enterprises against any liability asserted against such person and incurred in any such capacity or arising out of such status, whether or not the Corporation would have the power to indemnify such person.

The indemnification provided in this Article shall continue as to a person who has ceased to be a director, officer, employee or agent, and shall inure to the benefit of the heirs, executors and administrators of such person.

Dated: April 17, 2014	By:	/s/ Timothy A. O'Brien,
Timothy A. O'Brien, Sole Incorporator
c/o Sichenzia Ross Friedman Ference LLP
61 Broadway, 32nd Floor
New York, NY 10006

SECRETARY OF STATE

STATE OF NEVADA

CORPORATE CHARTER

I, ROSS MILLER, the duly elected and qualified Nevada Secretary of State, do hereby certify that **DRONE AVIATION HOLDING CORP.**, did on April 17, 2014, file in this office the original Articles of Incorporation; that said Articles of Incorporation are now on file and of record in the office of the Secretary of State of the State of Nevada, and further, that said Articles contain all the provisions required by the law of said State of Nevada.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed the Great Seal of State, at my office on April 18, 2014.

ROSS MILLER
Secretary of State

Nevada Secretary of State List InstructionsRevised: 8-8-13	ROSS MILLER Secretary of State 202 North Carson Street Carson City, Nevada 89701-4201 (775) 684-5708 Website: www.nvsos.gov www.nvsilverflume.gov	Instructions for Initial List/Annual List and State Business License Application

ATTENTION: You may now file your Initial/Annual List and State Business License online at www.nvsilverflume.gov
IMPORTANT: READ ALL INSTRUCTIONS CAREFULLY BEFORE COMPLETING FORM.  TYPE or PRINT the following information on the Initial List and Registered Agent Form:

1.	The NAME and ENTITY NUMBER of the entity EXACTLY as it is registered with this office.

2.	The FILING PERIOD is the month and year of filing TO the month and year 12 months from that date. Example: if the entity date was 1/12/99 the filing period would be 1/1999 to 1/2000.

3.	The names and addresses as required on the list should be entered in the boxes provided on the form.

4.
If qualified for a statutory exemption from the State Business License, enter the applicable code in the area provided. If claiming exemption, a Declaration of Eligibility for State Business License Exemption must accompany initial list. Entities claiming exemption cannot file online.

5.
The SIGNATURE, including the signers title and date signed MUST be included in the areas provided at the bottom of the form. Signature may be that of an officer or equivalent or that of another person authorized by the entity to sign the list.

6.
Completed FORM, FEES and applicable PENALTIES must be returned to the Secretary of State. Pursuant to NRS 225.085, all Initial and Annual Lists must be in the care, custody and control of the Secretary of State by the close of the business on the due date. Lists received after the due date will be returned unfiled, and will require any associated fees and penalties as a result of being late. Trackable delivery methods such as Express Mail, Federal Express, UPS Overnight may be acceptable if the package was guaranteed to be delivered on or before the due date yet failed to be timely delivered.

FILING FEES: The annual filing fee for corporations will be based on the amount represented by the total number of shares provided for in the articles. See fee schedule or contact our office. Annual lists for nonprofit corporations without shares are $25.00. Nonprofit corporations and corporations sole are not required to maintain a State Business License or pay the additional fee.

ADDITIONAL FORMS may be obtained on our website at www.nvsos.gov or by calling 775-684-5708.

FILE STAMPED COPIES: To receive one file stamped copy, please mark the appropriate check box on the list. Additional copies require $2.00 per page and appropriate order instructions.

CERTIFIED COPIES: To order a certified copy, enclose an additional $30.00 and appropriate instructions. A copy fee of $2.00 per page is required for each copy generated when ordering 2 or more certified copies.

EXPEDITE FEE: Filing may be expedited for an additional $125.00 fee for 24-hour service, $500.00 for 2-hour service and $1000.00 for 1-hour service.

Filing may be submitted at the office of the Secretary of State or by mail at the following addresses:

MAIN OFFICE: Regular and Expedited Filings	SATELLITE OFFICE: Expedited Filings Only
Secretary of State Status Division 202 North Carson Street Carson City NV 89701-4201 Phone: 775-684-5708 Fax: 775-684-7123	Secretary of State – Las Vegas Commercial Recordings Division 555 East Washington Ave, Suite 5200 Las Vegas NV 89101 Phone: 702-486-2880 Fax: 702-486-2888

(PROFIT) INITIAL/ANNUAL LIST OF OFFICERS, DIRECTORS AND STATE BUSINESS LICENSE APPLICATION OF:

ENTITY NUMBER

E0206102014-0

100101

DRONE AVIATION HOLDING CORP.

NAME OF CORPORATION

FOR THE FILING PERIOD OF APR, 2014 TO APR, 2015. Due by May 31, 2014

USE BLACK INK ONLY - DO NOT HIGHLIGHT

YOU MAY FILE THIS FORM ONLINE AT www.nvsilverflume.gov

☐ Return one file stamped copy. (If filing not accompanied by order instructions, file stamped copy will be sent to registered agent.)

IMPORTANT: Read instructions before completing and returning this form.

1. Print or type names and addresses, either residence or business, for all officers and directors. A President, Secretary, Treasurer, or equivalent of and all Directors must be named. There must be at least one director. An **Officer** must sign the form. *FORM WILL BE RETURNED IF UNSIGNED.*
2. If there are additional officers, attach a list of them to this form.
3. Return completed form with the filing fee of $125.00 filing fee Annual list fee is based upon the current total authorized stock as explained in the Annual List Fee Schedule For Profit Corporation. A $75.00 penalty must be added for failure to file this form by the deadline. An annual list received more than 90 days before its due date shall be deemed an amended list for the previous year.
4. State business license fee is $200.00. Effective 2/1/2010, $100.00 must be added for failure to file form by deadline.
5. Make your check payable to the Secretary of State.
6. **Ordering Copies:** If requested above, one file stamped copy will be returned at no additional charge. To receive a certified copy, enclose an additional $30.00 per certification. A **copy fee of $2.00 per page** is required for **each additional copy** generated when ordering 2 or more file stamped or certified copies. Appropriate instructions must accompany your order.
7. Return the completed form to: Secretary of State, 202 North Carson Street, Carson City, Nevada 89701-4201, (775) 684-5708.
8. Form must be in the possession of the Secretary of State on or before the last day of the first month following the incorporation/initial registration date. (Postmark date is not accepted as receipt date.) Forms received after due date will be returned for additional fees and penalties. Failure to include initial list and business license fees will result in rejection of filing.

ABOVE SPACE IS FOR OFFICE USE ONLY

FILING FEE: $125.00 LATE PENALTY: $75.00 (if filing late) BUSINESS LICENSE FEE: $200.00 LATE PENALTY: $100.00 (if filing late)

CHECK ONLY IF APPLICABLE AND ENTER EXEMPTION CODE IN BOX BELOW

☐ Pursuant to NRS Chapter 76, this entity is exempt from the business license fee. Exemption code: ______

NOTE: If claiming an exemption, a notarized Declaration of Eligibility form must be attached. Failure to attach the Declaration of Eligibility will result in rejection, which could result in late fees.

NRS 76.020 Exemption Codes
001 - Governmental Entity
005 - Motion Picture Company
006 - NRS 680B.020 Insurance Co.

☐ This corporation is a publicly traded corporation. The Central Index Key number is: ______

☐ This publicly traded corporation is not required to have a Central Index Key number.

NAME	TITLE(S)		
	PRESIDENT (OR EQUIVALENT OF)		
ADDRESS	CITY	STATE	ZIP CODE
NAME	TITLE(S)		
	SECRETARY (OR EQUIVALENT OF)		
ADDRESS	CITY	STATE	ZIP CODE
NAME	TITLE(S)		
	TREASURER (OR EQUIVALENT OF)		
ADDRESS	CITY	STATE	ZIP CODE
NAME	TITLE(S)		
	DIRECTOR		
ADDRESS	CITY	STATE	ZIP CODE

None of the officers or directors identified in the list of officers has been identified with the fraudulent intent of concealing the identity of any person or persons exercising the power or authority of an officer or director in furtherance of any unlawful act.

I declare, to the best of my knowledge under penalty of perjury, that the information contained herein is correct and acknowledge that pursuant to NRS 239.330, it is a category C felony to knowingly offer any false or forged instrument for filing in the Office of the Secretary of State.

X ____________________

Signature of Officer or Other Authorized Signature

Title ______ Date ______

Nevada Secretary of State Initial List Profit
Revised: 7-31-13

ATTACH FORM ONLY IF CLAIMING A STATE BUSINESS LICENSE EXEMPTION

270102

Declaration of Eligibility for State Business License Exemption

(This form must be notarized)

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

This form must accompany the List of Officers only if claiming exemption from the State Business License. Please provide the information requested only for the exemption for which you claim eligibility. Failure to provide the requested information or to notarize this document will result in a rejected filing, which could result in late fees.

Entity Name: ______ **NV Business I.D. Number:** ______

001 - Governmental Entity

☐ This entity is an incorporated or unincorporated agency or instrumentality of the United States government or any state government; a corporation wholly owned by the United States government; or county, city, district, or other political subdivision of a state.

002 - 501(c) Nonprofit Entity

☐ This entity is qualified as a 501(c) Nonprofit Entity pursuant to Title 26 U.S.C. Section 501(c). Please provide the Internal Revenue Service (IRS) issued **Federal Employer Identification Number (FEIN)** ______

005 - Motion Picture Company

Is the primary purpose of this entity to create or produce motion pictures, as defined in NRS 231.020? ☐ **Yes** ☐ **No**

If yes to above question, does the creation or production of motion pictures occur in Nevada? ☐ **Yes** ☐ **No**

If so, please provide Nevada Film Office registration number: ______

006 - NRS 680B.020 Insurance Company

Are the activities of this entity regulated through a license or certificate of authority granted by the Division of Insurance pursuant to NRS Title 57?

☐ **Yes** ☐ **No**

If yes, provide license or certificate of authority number ______

I declare under penalty of perjury, as a representative authorized by statute to file on behalf of the above named entity, that the declarations indicated above are true and correct.

X ______ ______ ______

Signature **Title** **Date**

State of ______ County of ______

Subscribed and sworn to before me the ______ 20____

by ______

(Print name of Signer)

Notary Signature ______

Nevada Secretary of State Exemption Declaration
Revised: 3-9-12